77C ? LMP Emerging Markets Equity Fund (N4VG)



Results of a Special Meeting of Shareholders
On January 12, 2007, a Special Meeting of Shareholders was held to vote on various
proposals recently approved by the Fund?s Trustees. The following tables provide the
number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Election of
Trustees (2) Agreement and
Plan of Reorganization and (3) Revise Fundamental Investment Policies.
1. Election of Trustees
        Authority
Nominees 			Votes For	 Withheld 	Abstentions
Paul R. Ades 			1,454,305.697	 133,974.083	 0.000
Andrew L. Breech 			1,454,305.697 	 133,974.083	 0.000
Dwight B. Crane			 1,454,305.697	 133,974.083	 0.000
Robert M. Frayn, Jr. 		 1,454,305.697	 133,974.083	 0.000
Frank G. Hubbard 			1,454,305.697 	 133,974.083	 0.000
Howard J. Johnson			 1,454,305.697	 133,974.083 	 0.000
David E. Maryatt 			1,452,880.697 	 135,399.083	 0.000
Jerome H. Miller 			1,452,732.697	 135,547.083	 0.000
Ken Miller				 1,454,305.697	 133,974.083	 0.000
John J. Murphy 			1,454,305.697	 133,974.083	 0.000
Thomas F. Schlafly 			1,454,225.697 	134,054.083 	 0.000
Jerry A. Viscione 			1,452,880.697 	135,399.083	 0.000
R. Jay Gerken, CFA 		1,454,098.457	 134,181.323	 0.000

2. Agreement and Plan of Reorganization
        Broker
Item Voted On		 Votes For 	Votes Against Abstentions	 Non-Votes
Reorganize as Corresponding
Series of an Existing Trust	 1,428,875.719 	18,600.645 	140,504.416
299.000

3. Revise Fundamental Investment Policies
Items Voted On		 Votes For 	Votes Against 	Abstentions	 Non-
Votes
Borrowing Money		 1,425,378.719	 19,592.645 	143,009.416	 299.000
Underwriting		 1,423,384.719	 17,022.645 	147,573.416	 299.000
Lending 			 1,424,222.719 	 20,636.645	 143,121.416 	299.000
Issuing Senior Securities	 1,427,306.719	 18,249.645 	142,424.416	 299.000
Real Estate 		1,426,547.719	15,435.645 	145,997.416	 299.000
Commodities 		1,426,354.719	19,444.645 	142,181.416 	299.000
Concentration 		1,430,036.719 	16,896.645 	141,047.416 	299.000